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                                                                     EXHIBIT 4.2

                         EXTENSION OF DEFERRAL AGREEMENT

         THIS AGREEMENT made as of the 14th day of December, 1999, by and between JEFFREY P. ORLEANS ("JPO") and ORLEANS HOMEBUILDERS, INC., a Delaware corporation ("Orleans").

                                   BACKGROUND

         A. JPO is the holder of a convertible subordinated note dated August 9, 1996 and due January 1, 2002 in the principal amount of Three Million Dollars ($3,000,000) issued by Orleans ("CS Note").

         B. Pursuant to the terms of the CS Note, principal shall be payable in equal annual installments of One Million Dollars ($1,000,000) each not later than the first day of each calendar year, commencing January 1, 2000.

         C. JPO agreed to defer principal payments due under the CS Note on January 1, 2000.

         D. JPO has agreed to further defer the principal payments due under the CS Note until January 1, 2003.

         NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and intending to be legally bound hereby, the parties agree as follows:

         JPO agrees to further defer principal payments due under the CS Note which were due on January 1, 2000 until January 1, 2003.

         All other terms and conditions contained in the CS Note dated August 9, 1996 remain unchanged and in effect.


         Witness:
                                              /s/Jeffrey P. Orleans
                                              ---------------------------
                                              Jeffrey P. Orleans
         ---------------------


                                              ORLEANS HOMEBUILDERS, INC.
         Attest:
                                              By: /s/Joseph Santangelo
                                                  -----------------------
         /s/Susan Nickey                          Joseph Santangelo, CFO
         ---------------------
         Susan Nickey
         Assistant Secretary